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                                                                    EXHIBIT 23.4

                             TAX ADVISORS' CONSENT

Board of Directors
American Federal Bank, FSB

Board of Directors
CCB Financial Corporation

     We consent to the inclusion of our tax opinion dated June 4, 1997, regarding the federal and South Carolina income tax consequences of the Merger, in Exhibit No. 8 of Pre-Effective Amendment No. 1 to the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission and to the quotation or summarization of our tax opinion and the references to our firm under the headings "SUMMARY -- Material Income Tax Consequences" and "THE MERGER -- Material Income Tax Consequences" in the Prospectus/Proxy Statement.

                                         KPMG PEAT MARWICK LLP

Raleigh, North Carolina
June 4, 1997
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